                                                                   EXHIBIT 99.3

                              ARTICLES OF AGREEMENT
                              SAC RIVER VALLEY BANK


KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, desirous of forming a corporation under the laws of the State of Missouri, and more particularly under the provisions of
Article 2 Chapter 12 Revised Statutes of Missouri of 1909 and amendments thereto, for the purpose of establishing a Bank of Deposit and Discount, have entered into the following agreement:

First: The name of this corporation shall be SAC RIVER VALLEY BANK.

Second: That the Bank shall be located in the City of Stockton, Cedar County, Missouri.

Third: That the amount of the Capital Stock of the Bank shall be $25,000.00 divided into 250 shares of the par value of one hundred dollars each; that the same has been Bona Fide subscribed and one-half actually paid up in lawful money of the United States and is now in the custody of the persons hereinafter named as the first Board of Directors.

Fourth: That the names and places of residence of the several shareholders and the number of shares subscribed by each are as follows:

--------------------------------------------------------------------------
         Name             Residence                      Number of shares
--------------------------------------------------------------------------
J.G. Simmons              Stockton, Missouri             Four shares
J.M. Hudson               Stockton, Missouri             Four shares
S.D. Roundtree            Stockton, Missouri             Four shares
J.A. Headlee              Stockton, Missouri             Four shares
E.S. Smith                Stockton, Missouri             Four shares
Sol Hartley               Stockton, Missouri             Four shares
Wm. Hudson                Stockton, Missouri             Four shares
W.E. Craig                Stockton, Missouri             Four shares
J.W. Milligan             Stockton, Missouri             Four shares
A.W. Hartley              Stockton, Missouri             Four shares
E.M. Frieze               Stockton, Missouri             Four shares
W.C. Davis                Stockton, Missouri             Four shares
H.W. Smith                Stockton, Missouri             Four shares
Arminta Younger           Stockton, Missouri             Four shares
G.M. Edge                 Stockton, Missouri             Four shares
Len Hartley               Stockton, Missouri             Four shares
G.W. Church               Stockton, Missouri             Four shares
J.R. Sortor               Stockton, Missouri             Four shares
Chas. Masters             Stockton, Missouri             Four shares
C.A. Hendricks            Stockton, Missouri             Four shares
H.O. Hartley              Stockton, Missouri             Four shares
C.H. Haden                Stockton, Missouri             Four shares

I.P. Haden                Stockton, Missouri             Four shares
A.M. Brown                Stockton, Missouri             Four shares
J.W. Collins              Stockton, Missouri             Four shares
R.H. Edge                 Fair Play, Missouri            Four shares
C.M. Edge                 Fair Play, Missouri            Four shares
L.L. Edge                 Stockton, Missouri             Four shares
Omer Wasson               Stockton, Missouri             Four shares
J.K. Baker                Dunnegan, Missouri             Two shares
C.C. Willett              Stockton, Missouri             Two shares
C.B. Gordon               Stockton, Missouri             Two shares
Walter Jones              Stockton, Missouri             Two shares
Harry Jones               Stockton, Missouri             Two shares
J.H. Harper               Stockton, Missouri             Four shares
J.W. Craig                Stockton, Missouri             Two shares
R.L. Preston              Stockton, Missouri             Two shares
W.T. Hickman              Stockton, Missouri             Two shares
J.E. Haden                Stockton, Missouri             Two shares
C.F.P. Baker              Dunnegan, Missouri             One share
A.J. Locke                Stockton, Missouri             One share
J.E. Church               Stockton, Missouri             One share
G.W. Cooper               Stockton, Missouri             One share
Eber White                Stockton, Missouri             Four shares
Isaac Odell               Stockton, Missouri             Two shares
J.A. Worley               Stockton, Missouri             Four shares
J.P. Johnson              Caplinger Mills, Missouri      Four shares
J.T. Elliston             Caplinger Mills, Missouri      One share
U.A. Bush                 Cane Hill, Missouri            Four shares
E.E. Rountree             Cane Hill, Missouri            Four shares
W.L. Todd                 Cane Hill, Missouri            Four shares
W.H. Potts                Wagoner, Missouri              Four shares
W.L. Douglas              Wagoner, Missouri              Two shares
Wm. Zollman               Jerico Springs, Missouri       Four shares
J.W. Willett              Jerico Springs, Missouri       Four shares
W.H. Umbarger             Jerico Springs, Missouri       Four shares
D.G. Kitsmiller           Jerico Springs, Missouri       Three shares
U.S. Cassel               Jerico Springs, Missouri       Two shares
W.W. Younger              Stockton, Missouri             Four shares
J.P. Hartley              Carthage, Missouri             Two shares
J.M. Baker                Bear Creek, Missouri           Two shares
Wm. G. Jackson            Bear Creek, Missouri           Four shares
Jas. W. Jackson           Bear Creek, Missouri           Four shares
J.M. Campbell             Dunnegan, Missouri             Two shares
Wm. Roy                   Cane Hill, Missouri            Two shares
Ed Alberti                El Dorado Sp'gs, Missouri      Four shares
Jnno. G. Rutledge         Stockton, Missouri             Two shares
A.W.B. Kirkpartrick       Dunnegan, Missouri             Two shares
J.W. Young                Stockton, Missouri             Two shares



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
John S. Brown             Stockton, Missouri             Four shares
T.B. Simmons              Dunnegan, Missouri             One share
C.A. Newman               Stockton, Missouri             Four shares
W.T. Council              Stockton, Missouri             Four shares
Buller Crisp              Crisp, Missouri                Four shares
J.T. Haden                Stockton, Missouri             Four shares
W.F. Rau                  Stockton, Missouri             Four shares
Tincy H. Baker            Dunnegan, Missouri             One share
Lonnie E. Fox             Crisp, Missouri                Two shares

Fifth: That the Board of Directors shall consist of Nine shareholders, and the following are the names of those agreed upon for the first year, J.M. Hudson, C.H. Haden, E.S. Smith, W.E. Craig, J.W. Willett, S.D. Rountree, J.P. Hartley, A.M. Brown and R.L. Preston.

Sixth: The corporation shall continue for Fifty years.

IN TESTIMONY WHEREOF, we have hereunto set our hands and seals on this 24th day of July, A.D. 1912.

J.G. Simmons        (seal)   J.M. Hudson          (seal)   S.D. Rountree          (seal)  J.A. Headlee        (seal)
E.S. Smith          (seal)   Sol Hartley          (seal)   Wm. Hudson             (seal)  W.E. Craig          (seal)
J.W. Milligan       (seal)   A.W. Hartley         (seal)   E.M. Frieze            (seal)  W.C. Davis          (seal)
H.W. Smith          (seal)   Arminta Younger      (seal)   G.M. Edge              (seal)  Len Hartley         (seal)
G.W. Church         (seal)   J.R. Sortor          (seal)   Chas. Masters          (seal)  C.A. Hendricks      (seal)
H.O. Hartley        (seal)   C.H. Haden           (seal)   I.P. Haden             (seal)  A.M. Brown          (seal)
J.W. Collins        (seal)   R.H. Edge            (seal)   C.M. Edge              (seal)  L.L. Edge           (seal)
Omer Wasson         (seal)   J.K. Baker           (seal)   C.C. Willett           (seal)  C.B. Gordon         (seal)
Walter Jones        (seal)   Harry Jones          (seal)   J.H. Harper            (seal)  J.W. Craig          (seal)
R.L. Preston        (seal)   W.T. Hickman         (seal)   J.E. Haden             (seal)  C.F.P. Baker        (seal)
A.J. Locke          (seal)   J.E. Church          (seal)   G.W. Cooper            (seal)  Eber White          (seal)
Isaac Odell         (seal)   J.A. Worley          (seal)   J.P. Johnson           (seal)  U.A. Bush           (seal)
J.T. Elliston       (seal)   E.E. Rountree        (seal)   W.L. Todd              (seal)  W.H. Potts          (seal)
W.L. Douglas        (seal)   J.W. Willett         (seal)   W.H. Umbarger          (seal)  Wm. Zollman         (seal)
D.F. Kitsmiller     (seal)   U.S. Cassel          (seal)   W.W. Younger           (seal)  J.M. Baker          (seal)
J.P. Hartley        (seal)   Wm.G. Jackson        (seal)   Jas.W. Jackson         (seal)  Wm. Roy             (seal)
J.M. Campbell       (seal)   Jno.G. Rutledge      (seal)   A.W.B.Kirkpatrick      (seal)  J.W. Young          (seal)
Ed Alberti          (seal)   John S. Brown        (seal)   T.B. Simmons           (seal)  C.A. Newman         (seal)
W.T. Council        (seal)   _____________        (seal)   Bular Crisp            (seal)  J.T. Haden          (seal)
W.F. Rau            (seal)   Tincy H. Baker       (seal)   Lonnie E. Fox          (seal)                      (seal)



State of Missouri          )
                           ) SS
County of Cedar            )

         On this 24th day of July, A.D. 1912 before me personally appeared J.G. Simmons, J.M. Hudson, S.D. Roundtree, J.A. Headlee, E.S. Smith, Sol Hartley, Wm. Hudson, W.E. Craig, J.W. Milligan, A.W. Hartley, E.M. Frieze, W.C. Davis, H.W. Smith, Arminta Younger, G.M. Edge, Len



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Hartley, G.W. Church, J.R. Sortor, Chas. Masters, H.O. Hartley, C.H. Haden, I.P.
Haden, A.M. Brown, J.W. Collins, R.H. Edge, C.M. Edge, L.L. Edge, Omer Wasson, J.K. Baker, C.C. Willett, C.B. Gordon, Walter Joines, Harry Jones, J.H. Harper, J.W. Craig, G.W. Cooper, Eber White, R.L. Preston, W.T. Hickman, J.E. Haden, C.F.P. Baker, A.J. Locke, J.E. Church, Isaac Odell, J.A. Worley, J.P. Johnson, J.T. Elliston, U.A. Bush, E.E. Roundtree, W.L. Todd, W.H. Potts, W.L. Douglas, Wm. Zollman, J.W. Willett, W.H. Umbarger, D.F. Kittsmiller, U.S. Cassel, W.W. Younger, J.P. Hartley, J.M. Baker, Wm. G. Jackson, Jas. W. Jackson, J.M. Campbell, Wm. Roy, Ed Alberti, Jno. G. Rutledge, A.W.B. Kirkpatrick, J.W. Young, John S. Brown, T.B. Simmons, C.A. Newman, W.T. Council, Buller Crisp, J.T.
Haden, W.F. Rau, Tincy H. Baker, Lonnie E. Fox,

to me known to be the persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free act and deed.

         Given under my hand and official seal at my office in the City of Stockton, Missouri, the day and year above written.
(seal)             Chas. A. Hendricks, Notary Public for Cedar county, Missouri.
         My term as a Notary expires Nov. 19th 1914.


State of Missouri          )
                           ) SS
County of Cedar            )

         On this 25th day of July, A.D. 1912 before me personally appeared C.A. Hendricks, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed. Given under my hand and official seal at my office in the City of Stockton,
                  Missouri, the day and year above written.
(seal)            James W. Collins, Notary Public.
         My term as a Notary will expire Mch. 24th 1916.


Filed for record on the 6th day of August 1912 at 5 o'clock 15 minutes P.M.

                             O.B. Williams, Recorder






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STATE OF MISSOURI         )
                          ) SS.
County of Cedar           )

         I, O.B. Williams, Clerk of the Circuit Court and Ex-officio Recorder in and for said County, hereby certify that the foregoing is a true copy of the original Articles of Agreement for Incorporation therein referred to as the same appears in Miscellaneous Record Book "A," Page 374 in my office.

                            Witness my hand and the seal of said Court.
                            Done at office in Stockton, MO this 8th day
                            of August, 1912.
                                O.B. Williams
                            ---------------------------------------------
                            Clerk of the Circuit Court and Ex-officio Recorder.

                            For                                          Deputy
                               ------------------------------------------



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